UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of shareholders of MSA Safety Incorporated was held on May 6, 2014. The following matters were acted upon:

1 and 2. Election of Directors

Diane M. Pearse, L. Edward Shaw, Jr. and William M. Lambert were elected to serve until the Annual Meeting in 2017, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Diane M. Pearse	28,820,829	213,241	6,230,432
L. Edward Shaw, Jr.	28,798,261	235,809	6,230,432
William M. Lambert	28,803,467	230,603	6,230,432

Rebecca B. Roberts was elected to serve until the Annual Meeting in 2016, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Rebecca B. Roberts	28,828,844	205,226	6,230,432

Continuing as directors, with terms expiring in 2015, are Thomas B. Hotopp, John T. Ryan III and Thomas H. Witmer. Continuing as directors, with terms expiring in 2016, are Robert A. Bruggeworth and Alvaro Garcia-Tunon.

3. Approval of Adoption of the Company’s Employee Stock Purchase Plan

Adoption of the Company’s Employee Stock Purchase Plan was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,583,839	418,423	31,808	6,230,432

4. Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP was selected as the independent registered public accounting firm for the year ending December 31, 2014, by the following votes:

Votes For	Votes Against	Abstentions
35,042,726	201,998	19,778

5. Advisory Vote on Executive Compensation

The results of the advisory vote on the executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,647,552	318,996	67,522	6,230,432

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Vice President, General Counsel
and Secretary

Date: May 7, 2014